Exhibit 1.1

SIDOTI & COMPANY, INC.

[     ] Shares of Common Stock

$0.001 par value per share

UNDERWRITING AGREEMENT

[            ], 2015

W.R. Hambrecht + Co., LLC

as Representative of the several

Underwriters named in Schedule 1 hereto

c/o W.R. Hambrecht + Co., LLC

909 Montgomery Street, Third Floor

San Francisco, California 94133

Dear Sir or Madam:

Sidoti & Company, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained in this Underwriting Agreement (this “Agreement”), to issue and sell a minimum of [    ] shares (the “Minimum Amount”) and a maximum of [    ] shares (the “Maximum Amount”) of its common stock, par value $0.001 per share (the “Common Stock”), to investors (collectively, the “Investors”) in an initial public offering through you as representative (the “Representative”) and the other underwriters (the “Underwriters”) named on Schedule 1 hereto, acting on a best efforts basis only, in connection with such sales. The shares of Common Stock to be sold in this offering are referred to herein as the “Shares.” The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Underwriters.

1.           Agreement to Act on a Best Efforts Basis.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Underwriters agree to act on a best efforts basis only, in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Underwriters be obligated to underwrite or purchase any of the Shares for their own account or otherwise provide any financing. The Company shall pay to the Underwriters a fee (the “Fee”) equal to 7% of the gross offering proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Final Prospectus (as hereinafter defined).

2.           Delivery and Payment.

(i)          Concurrently with the execution and delivery of this Agreement, the Company, the Representative and American Stock Transfer & Trust Company, LLC (the “Escrow Agent”) shall enter into an escrow agreement substantially in the form included as an exhibit to the Registration Statement (the “Escrow Agreement”), pursuant to which an escrow account will be established at a national banking organization, at the Company’s expense, for the benefit of the Investors (the “Escrow Account”).

(ii)         Prior to the Closing Date (defined below), (i) the Representative will provide specific wire instructions to the Investors and each of the Investors will promptly transfer an amount equal to the price per Share as shown on the cover page of the Final Prospectus (as defined below) multiplied by the number of Shares purchased by it directly to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the Escrow Agent will notify the Company and the Representative in writing whether the Investors have transferred to the Escrow Account funds in an amount equal to the proceeds of the sale of the Minimum Amount offered hereby (the “Minimum Funds”), and the extent to which such funds exceed the Minimum Funds up to an amount equal to the purchase price of the Maximum Amount (any such funds, the “Maximum Funds”). The funds to be received in the Escrow Account are herein referred to as the “Funds.”

(iii)        If the Escrow Agent shall have received at least the Minimum Funds by [   ]:00 a.m., New York City time, on [    ], 2015 [T+3] [T+4], or at such other time on such other date as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”), the Escrow Agent will release the Funds from the Escrow Account for collection by the Company and the Underwriters as provided in the Escrow Agreement, and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”).  The closing (the “Closing”) shall take place at the office of the Representative.  All actions taken at the Closing shall be deemed to have occurred simultaneously.

(iv)        If the Minimum Funds have not been received immediately prior to the Closing Date, the offering will not proceed and the Escrow Agent will promptly return the funds to the investors.

(v)        At the request of the Company, the Underwriters have agreed to reserve up to 150,000 of the Shares to be sold pursuant to this Agreement for sale at the initial public offering price to the Company’s directors, officers, employees and certain other persons (collectively, “Participants”), as described in the Final Prospectus under the heading “Underwriting—Directed Share Program.” The sales will be made through a directed share program (the “Directed Share Program“) administered by a third-party broker-dealer, not Sidoti & Company, LLC. The capital and employee members who will participate in the contribution and exchange that forms a part of the Reorganization (as defined below) will not be eligible to participate in the Directed Share Program. The Shares to be sold pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” The Company shall not pay the Fee to the Underwriters in respect of any Directed Shares. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus. The Directed Shares shall be subject to the lock-up letter described in Sections 4(o) and 7(x) hereto.

3.           Representations and Warranties of the Company.  The Company represents, warrants and covenants to the Underwriters that:

(a)          Registration Statement Filing.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-199557) (collectively, with the various parts of such registration statement, each as amended as of the Effective Date (as defined below) for such part, including any Preliminary Prospectus, Issuer Free Writing Prospectus and Final Prospectus (each, as defined below) and all exhibits to such registration statement, the “Initial Registration Statement”) relating to the Shares, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated thereunder. As used in this Agreement:

(1)         “Applicable Time” means [            ] (New York City time) on the date of this Agreement;

(2)         “Effective Date” means any date as of which the Initial Registration Statement or the Rule 462(b) Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(3)         “Final Prospectus” means the final prospectus relating to the public offering of the Shares as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(4)         “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares listed on Schedule 2 hereto;

(5)         “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(6)         “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the information included in Schedule 3 hereto.

(7)         “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(8)         “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act listed on Schedule 4 hereto.

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(b)          Registration Statement Effectiveness.  The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Act no later than [10:00 p.m.], New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Final Prospectus, or the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceedings for such purpose have been instituted or, to the Company’s, knowledge, are threatened or contemplated by the Commission (the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of Final Prospectus filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”).

(c)          Registration Statement Conformance.  The Registration Statement, at the time it became effective, as of the date hereof and as of the Closing Date conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Final Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, to the requirements of the Act and the Rules and Regulations.

(d)          No Material Misstatements or Omissions in Registration Statement.  The Registration Statement did not as of the Effective Date, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)          Final Prospectus.  The Final Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to those statements contained in the Final Prospectus described in Section 8(ii) as being provided by the Underwriters.

(f)          Pricing Disclosure Materials.  The Pricing Disclosure Materials, and the individual Written Testing-the-Waters Communications, when considered with the Pricing Disclosure Materials, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials or any Written Testing-the-Waters Communications described as being provided by the Underwriters in Section 8(ii).

(g)          No Material Misstatements or Omissions in Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by such Underwriter to the Company expressly for use in the Issuer Free Writing Prospectus, it being understood that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(ii).

(h)          Issuer Free Writing Prospectus Conformance.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus required by the Rules and Regulations. The Company has not made, and will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior

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written consent of the Underwriters. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed with the Commission pursuant to the Rules and Regulations.

(i)          No Issuer Free Writing Prospectus Conflict.  There is no Issuer Free Writing Prospectus that includes any information that conflicts with the information contained in the Registration Statement, and any Preliminary Prospectus deemed to be a part thereof, that has not been superseded or modified. The foregoing sentence does not apply to statements in the Pricing Disclosure Materials described in Section 8(ii) as being provided by the Underwriters.

(j)          Organization and Good Standing.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the jurisdiction of its organization. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial condition or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date, unless notice of any such changes is provided to the Underwriters.

(k)          Subsidiaries.  The entities listed in Exhibit 21.1 to the Registration Statement (the “Subsidiaries”) are the only subsidiaries of the Company or entities in which the Company owns a controlling interest. Each of the Subsidiaries has been duly formed and is validly existing as a limited liability company, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in each of the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the issued and outstanding equity interests of each of the Subsidiaries in each case have been duly authorized and validly issued and are fully paid and nonassessable; no such equity interests were issued in violation of the preemptive or similar rights of any security holder of the Company or its Subsidiaries. All such equity interests are owned, directly or through other Subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; all of the issued equity interests of each subsidiary of the Company in each case have been issued in compliance with U.S. federal and state securities laws; and conform in all material respects, to the description thereof contained in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus.

(l)          Reorganization.  The reorganization transaction, pursuant to which the Company will become the owner of Sidoti & Company, LLC, Sidoti Capital Management, LLC and Sidoti Micro Cap GP, LLC, and the capital and employee members of Sidoti Holding Company, LLC will become the stockholders of the Company (the “Reorganization”) has been consummated and all related transaction documents were duly authorized and validly executed and delivered and are each a legal, valid and binding agreement of the Company or its Subsidiaries, as applicable, and enforceable against the Company or its Subsidiaries, as applicable, in accordance with its terms. The Reorganization has been completed and has not been modified in any material respect or rescinded.

(m)          Capitalization.  The issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable and as of the Effective Date will not be subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization that conforms in all material respects to the description thereof

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contained in the Final Prospectus as of the dates referred to therein. The descriptions of the Shares and the Common Stock of the Company in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus are, and at the Applicable Time will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus, the Company does not have outstanding any options to purchase, any rights or warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(n)          Authority.  The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o)          Shares.  The issuance and sale of the Shares have been duly authorized by the Company and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Final Prospectus in all material respects.

(p)          Testing-the-Waters Communication.  The Company (A) has not engaged in any Testing-the-Waters Communication other than with the consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 4 hereto and has provided the Representative a full and complete list of recipients of all such Written Testing-the-Waters Communications. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Materials and complies in all material respects with the Act.

(q)          Emerging Growth Company.  From the time of the initial filing of the Registration Statement with the Commission ([or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication]) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(r)          Financial Statements.  The financial statements and the related notes included in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus present fairly, in all material respects, the financial condition of Sidoti Holding Company, LLC, as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Final Prospectus. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures or capital resources.

(s)          Accountants.  KPMG LLP (“KPMG”) and WithumSmith+Brown, PC, who have reported on the financial statements and schedules described in Section 3(r), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of Sidoti Holding Company, LLC and the related notes and schedules included in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

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(t)            Not an Ineligible Issuer.  The Company is not an “ineligible issuer” as defined under Rule 405 under the Act, and the Company has paid the registration fee for this offering as required under the Act or will pay such fees within the time period required by the Act.

(u)           Controls.  The Company is, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), which are applicable to it at such time. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act, internal controls over accounting matters and financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such Internal Controls are effective. The Internal Controls are, or upon consummation of the offering of the Shares will be, overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with all relevant provisions of the Exchange Act and the rules promulgated thereunder. There is no significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a role in Internal Controls (each, an “Internal Control Event”), or any violation of, or failure to comply with, the Act, Exchange Act, the Rules and Regulations or SOX or any matter which, if determined adversely, would have a Material Adverse Effect. A member of the Audit Committee has confirmed to the principal executive officer or principal financial officer of the Company that, except as set forth in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus, the Audit Committee is not reviewing or investigating, and the Company’s independent auditors have not recommended that the Audit Committee review or investigate, (A) adding to, deleting or changing the application of any of the Company’s material accounting policies, (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years or (C) any Internal Control Event that is not disclosed in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus.

(v)           No Material Adverse Change.  Since the date of the most recent financial statements of Sidoti Holding Company, LLC included in the most recent Preliminary Prospectus and prior to Closing, other than as described in the Final Prospectus (A) there has not been and will not have been any change in the capital stock or equity interests of the Company or long-term debt of the Company or its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, business prospects, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”), other than as a result of the Reorganization, the anticipated issuance of shares of common stock of the Company to a single employee of the Company or the issuance of shares of common stock of the Company to Stifel Venture Corp., and (B) neither the Company nor its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, from any labor disturbance or dispute or from any action, order or decree of any court, arbitrator or government or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus.

(w)          Ordinary Course.  Other than as described in the Registration Statement, since the respective dates as of which information is given in the most recent Preliminary Prospectus, neither the Company nor its Subsidiaries has entered or will before the Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries do not have any plans to take any of the foregoing actions.

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(x)          Property.  Other than as described in the Registration Statement, each of the Company and its Subsidiaries has good and marketable title in and to all property described in the Registration Statement or the Final Prospectus as being owned by it, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Final Prospectus as being leased by the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries taken as a whole is held by it under valid, existing and enforceable leases that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or its Subsidiaries and (B) could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)          Investment Company Act.  Each of the Company and its Subsidiaries (i) is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) if an “investment company” under the Investment Company Act, is exempt from such registration under the Investment Company Act.

(z)           Absence of Legal Proceedings.  There are no legal, government or regulatory actions, suits or proceedings, either domestic or foreign, nor, to the Company’s knowledge, any legal, government or regulatory investigations, either domestic or foreign, to which the Company or its Subsidiaries is a party or to which any property of the Company or its Subsidiaries is the subject that are required to be described in the Registration Statement or the Final Prospectus but are not so described, and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any government or regulatory authority or threatened by others.

(aa)         Licenses.  Each of the Company and its Subsidiaries has, and at the Closing Date will have, (1) all government, regulatory and judicial licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such government, regulatory or judicial licenses, permits, consents, orders, approvals or other authorizations could not be reasonably expected to have a Material Adverse Effect, (2) complied with all federal, state, local and foreign laws, regulations and orders applicable to either it or its business, except where the failure to so comply could not be reasonably expected to have a Material Adverse Effect, and (3) performed all of its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which it or its property is bound or affected, except where such default could not be reasonably expected to have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party or by which it is bound or affected is in default in any respect thereunder. None of the Company or its Subsidiaries is in violation of any provision of its organizational or governing documents.

(1)         Sidoti & Company, LLC, is a wholly-owned subsidiary of the Company and is duly registered, licensed and qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder and the securities laws of each state or other jurisdiction, domestic or foreign, where the conduct of its business and relevant laws and regulations require such registration, licensing or qualification, is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(2)         Sidoti Capital Management, LLC is a wholly-owned subsidiary of the Company and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission thereunder or is exempt from such registration and is duly registered, licensed or qualified under the laws of each state or other jurisdiction, domestic or foreign, governing or relating to investment advisory activities where the conduct of its business and relevant laws and regulations require such registration, licensing or qualification or is exempt from such registration, licensing or qualification.

(bb)         Consents and Approvals.  The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications or decrees of any court or government authority or agency or any subdivision thereof that is required under federal, state, local and foreign laws, the Act or

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the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, the rules and regulations of FINRA or the Nasdaq Capital Market (“Nasdaq”) for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement.

(cc)         No Conflict.  None of the execution of this Agreement, the issuance, offering or sale of the Shares, the consummation of any of the transactions contemplated herein or the compliance by the Company with the terms and provisions hereof will conflict with or result in a breach of any of the terms and provisions of, has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except such conflicts, breaches or defaults as may have been waived or could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that could not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company, (2) any statute, any order, rule or regulation applicable to the Company or (3) any judgment, order or decree of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(dd)         Contracts or Other Agreements.  There is no document or contract or other agreement of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each of such contracts or other agreements to which any of the Company or its Subsidiaries is a party has been authorized, executed and delivered by the Company or its Subsidiaries, constitutes the valid and binding agreement of the Company or its Subsidiaries and is enforceable against the Company or its Subsidiaries in accordance with the respective terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. None of such contracts or other agreements has been suspended or terminated for convenience or default by the Company or any of its Subsidiaries or any of the other parties thereto, and none of the Company or its Subsidiaries has received notice of any such pending or threatened suspension or termination.

(ee)         No Stabilization.  None of the Company, its Subsidiaries or their respective affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

(ff)           Registration Rights.  No holder of securities of the Company has any rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or otherwise as a result of the consummation of the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Registration Statement.

(gg)         Employment and Labor.  The Company and its Subsidiaries have no written agreements with their employees except as described in the Registration Statement. Except as described in the most recent Preliminary Prospectus, neither the Company nor any Subsidiary has knowledge of any violation of, or has received written notice from a court of competent jurisdiction or government agency of any violation with respect to, any federal, state, local or foreign law, regulation or ordinance relating to discrimination in the hiring, promotion or pay of employees, nor any applicable wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is involved in any material labor dispute, and to the knowledge of the Company, no such dispute is threatened or contemplated.

(hh)         Intellectual Property.  The Company and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary for the conduct of their businesses as currently conducted or proposed to be conducted as described in the Registration Statement; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision,

8

would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(ii)           Taxes.  Except as would not have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries (1) has timely filed all federal, state, local and foreign tax returns which are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company or its Subsidiaries, as applicable, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or its Subsidiaries which could have, individually or in the aggregate, a Material Adverse Effect.

(jj)           Stock Transfer Tax.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(kk)         Insurance.  Each of the Company and its Subsidiaries is insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its Subsidiaries or their businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or its Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering.

(ll)           No Unlawful Payments.  None of the Company, its Subsidiaries or any of their respective directors, officers, agents or employees has directly or indirectly (1) made any unlawful contribution to any federal, state, local or foreign candidate for public office or failed to disclose fully any contribution as required by law, (2) made any payment to any federal, state, local or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States and the relevant jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)       Anti-Money Laundering.  The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government or inter-government agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court, government agency, authority or body or arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened or contemplated.

(nn)         Compliance with OFAC.  None of the Company, its Subsidiaries or, to the knowledge of the Company or any director, officer, agent or employee of the Company or its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or

9

entity for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (the “EAR”); and the Company or its Subsidiaries will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any OFAC sanctions, to support activities in or with countries sanctioned by said authorities or for engaging in transactions that violate the EAR.

(oo)         Distribution of Offering Materials.  The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus to which the Underwriters have consented in writing.

(pp)         Employee Benefits.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, profits interest, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company or its Subsidiaries with respect to any such plan; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or its Subsidiaries to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law; and, for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(qq)         No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its Subsidiaries, on the other, which is required by the Act to be disclosed in the Registration Statement, the Pricing Disclosure Materials or the Final Prospectus and is not so disclosed.

(rr)          No Integration.  The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof issued by the Commission.

(ss)         Listing.  The Shares have been approved for listing, subject to notice of issuance, on Nasdaq, under the symbol “SDTI.”

(tt)          No Broker’s Fees.  Other than the structuring fee payable to CSCA Capital Advisors, LLC and except as specifically provided herein, there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(uu)         FINRA Affiliations.  To the knowledge of the Company, there are no affiliations with FINRA among the Company’s directors, officers any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period

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immediately preceding the initial filing date of the Registration Statement except as disclosed in the Registration Statement and Final Prospectus.

(vv)        Statistical and Market Data.  The statistical and market related data contained in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate.

(ww)       Loans and Guarantees.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company or its Subsidiaries or any of their respective family members. The Company and its Subsidiaries have not directly or indirectly extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or its Subsidiaries, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Registration Statement. No transaction has occurred between or among the Company and its Subsidiaries and any of their respective officers, directors, stockholders, customers or suppliers or any affiliate or affiliates of the foregoing that is required to be described in or filed as an exhibit to the Registration Statement, the Pricing Disclosure Materials or the Final Prospectus and is not so described or filed.

(xx)         No Restrictions on Subsidiaries.  No Subsidiary is currently prohibited, directly or indirectly, from making a distribution on such Subsidiary’s equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except that Sidoti & Company, LLC is subject to the net capital requirements of the Commission and FINRA and an enhanced net capital requirement pursuant to its clearing agreement with ConvergEx Execution Solutions LLC.

4.           Agreements of the Company.

(a)          The Registration Statement has become effective, and if Rule 430A is used or the filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will file the Final Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Underwriters, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Underwriters promptly following such filing.

(b)          The Company will not, during such period as the Final Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rule 172 under the Act or any similar rule), file any amendment or supplement to the Registration Statement or the Final Prospectus unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in good faith.

(c)          The Company will notify the Underwriters promptly and will, if requested, confirm such notification in writing: (1) when any post-effective amendment to the Registration Statement becomes effective; (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Final Prospectus or any Issuer Free Writing Prospectus or for additional information; (3) upon the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof; (4) upon becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Final Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement in order to make the statements therein not misleading or in the Final Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) upon receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer or sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by any of the Underwriters, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement required pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriters promptly of all such filings.

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(d)          If, at any time when the Final Prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company becomes aware of the occurrence of any event as a result of which the Final Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, at any time to amend or supplement the Final Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriters and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Final Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by the Underwriters, and the Underwriters agree to provide to each Investor, prior to the Closing, a copy of the Final Prospectus and any amendments or supplements thereto.

(e)          The Company will furnish to the Underwriters and their counsel, without charge (a) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

(f)          If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g)          The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 4(o).

(h)          The Company will comply with all the undertakings contained in the Registration Statement.

(i)          The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(j)          The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed and timely file such Issuer Free Writing Prospectuses and include the appropriate legends thereon, in each case as required by the Rules and Regulations. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid any requirement to file with the Commission any electronic road show.

(k)          Prior to the sale of the Shares to the Investors, the Company will cooperate with the Underwriters and their counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not

12

now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(l)           The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Prospectus under the caption “Use of Proceeds.”

(m)         The Company will use its reasonable best efforts to ensure that the Shares are listed for trading on Nasdaq at the time of the Closing.

(n)          The Company and its affiliates will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(o)          The Company will not, directly or indirectly, without the prior written consent of the Underwriters, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, (the “Lock-Up Securities”) for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), except with respect to (i) the Shares to be sold hereunder, (ii) the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any employee benefit or stock incentive plan of the Company existing on the date hereof, and described in the Final Prospectus, (iii) the issuance of shares of Common Stock or stock options under any non-employee director stock plan or dividend reinvestment plan described in the Final Prospectus, (iv) the filing by the Company of any registration statement on Form S-8 or a successor form thereto, (v) the issuance of shares of Common Stock in connection with the Company’s subscription agreement with Stifel Venture Corp. or (v) the issuance of any shares of Common Stock by the Company in connection with a licensing agreement, joint venture, acquisition or business combination or other collaboration or strategic transaction (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided, however that recipients of such shares of Common Stock agree to be bound by the terms of the lock-up letter described in Section 7(x) hereof. If the Representative agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

(p)          Sidoti & Company, LLC will not sell any shares of Common Stock to an account holder with a discretionary account without specific approval of the transaction from the account holder and retaining documentation of the approval in its records.

(q)          The Registration Statement, the Pricing Disclosure Materials and any Preliminary Prospectus comply, and any amendments or supplements thereto and the Final Prospectus and any amendments or supplements thereto will comply, with any applicable laws or regulations of jurisdictions in which the Registration Statement, the Pricing Disclosure Materials, the Final Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(r)          The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

5.           Agreements of the Underwriters.  The Underwriters severally, and not jointly, agree that they shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) or any Written Testing-the-Waters Communication used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5 shall not be deemed to include information prepared by such Underwriter on the basis of or derived from issuer information.

6.           Expenses.

(i)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the

13

Registration Statement (including all pre- and post-effective amendments thereto), the Final Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of the Representative, (iv) all fees and expenses in connection with listing the Shares on Nasdaq including any supplemental listing application, (v) any filings required to be made by the Underwriters with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection therewith and in connection with any required review by FINRA, up to a maximum amount of $15,000 for such expenses, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(k), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) any fees and expenses associated with any Written Testing the Waters Communication, (viii) fees, disbursements and other charges of counsel to the Company, (ix) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, (x) fees and disbursements of KPMG incurred in performing their services in connection with the issuance of a report on the Company’s financial statements contained in the Registration Statement and in delivering the letter(s) described in Section 7(vii) of this Agreement, (xi) the fees and expenses of the Escrow Agent, and (xii) the Company’s transportation, accommodation and other roadshow expenses.

(ii)         If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses incurred in connection herewith.

7.           Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters hereunder are subject to the following conditions:

(i)          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other government authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other government authority (including, without limitation, any state or foreign securities administrator), (c) any request for additional information on the part of the staff of any securities or other government authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of such authority and (d) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Final Prospectus shall have been filed unless a copy thereof shall have been first submitted to the Underwriters and the Underwriters shall not have objected thereto in good faith, and the Underwriters shall have received certificates of the Company, dated the Closing Date and signed by the President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c) of this clause 7(i).

(ii)         Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other government action, order or decree, which is not set forth in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus, if in the reasonable judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(iii)        Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus, there shall have been no litigation or other proceeding

14

instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state, local or foreign court, commission, regulatory body, administrative agency or other government body, which litigation or proceeding, in the reasonable judgment of the Underwriters, could reasonably be expected to have a Material Adverse Effect.

(iv)        Each of the representations and warranties of the Company and its Subsidiaries contained herein shall be true and correct at the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed by or on behalf of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v)         The Underwriters shall have received an opinion and 10b-5 statement, dated the Closing Date, of Morrison & Foerster LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Underwriters.

(vi)        The Underwriters shall have received an opinion and 10b-5 statement, dated the Closing Date, of Rimon PC, as counsel to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(vii)       As of the Applicable Time and on the Closing Date, KPMG shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Materials and the Final Prospectus; provided that the letter to be delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(viii)      At the Closing, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters to the effect that each signer has carefully examined the Registration Statement, the Final Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(a)          (1) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(b)          Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c)          Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d)          The Rule 462(b) Registration Statement (if any) satisfying the requirements of Rules 462(b)(1) and (3) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee.

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(e)          Subsequent to the date of the most recent financial statements in the Final Prospectus, there has been no Material Adverse Change.

(ix)        The Company shall have furnished or caused to be furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness on the Closing Date of any statement in the Registration Statement or the Final Prospectus, as to the accuracy on the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(x)         The Underwriters shall have received the lock up letters referred to in Section 4(o) hereof substantially in the form of Exhibit A from each director, officer and stockholder of the Company named in Schedule 5 hereto.

(xi)        The Shares shall have been approved for quotation upon notice of issuance on Nasdaq.

(xii)       The Company shall have furnished or caused to be furnished to the Underwriters on the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate government authorities of such jurisdictions.

(xiii)      FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution or other arrangements for compensation of the Underwriters in connection with the transactions contemplated hereby.

(xiv)      On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT or Nasdaq; (b) a general moratorium on commercial banking activities declared by either U.S. federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the initial public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Final Prospectus.

8.           Indemnification.

(i)          The Company and its Subsidiaries shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Underwriter Indemnified Party is a party thereto) (collectively, “Losses”), to which it, or any of them, may become subject under the Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based on (a) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Prospectus, the Registration Statement or the Final Prospectus or any amendment or supplement thereto, (2) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (3) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Act) by any Underwriter, (4) any Written Testing-the-Waters Communication (5) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentation as defined in Rule 433(h) under the Securities Act or (6) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on

16

behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), (c) the omission or alleged omission to state in any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or Written Testing-the-Waters Communication, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (d) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (a) neither Company nor its Subsidiaries will be liable to the extent that such Loss arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Underwriter Indemnified Party through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in any amendment or supplement thereto, in any Permitted Issuer Information or in any Application, it being understood and agreed that the only such information furnished by any Underwriter Indemnified Party consists of the information described as such in subsection (ii) below and (b) that Sidoti & Company, LLC shall not be entitled to indemnification as an Underwriter under this Section 8. The Company and its Subsidiaries will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim subject to indemnification under this subsection as such expenses are incurred. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii)         The Company and its Subsidiaries shall indemnify and hold harmless each Underwriter Indemnified Party, from and against any and Losses, to which it, or any of them, may become subject under the Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses arise out of, are based on or are in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters (other than Sidoti & Company, LLC).

(iii)         Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors, its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party,” with either an Underwriter Indemnified Party or a Company Indemnified Party hereafter referred to as an “Indemnified Party”), against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the “[     ],” “[    ]” in any Preliminary Prospectus and the Final Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

(iv)        Promptly after receipt by an Indemnified Party under subsection (i), (ii) or (iii) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection. In case any such action shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ counsel to represent jointly the Indemnified Party and those other Indemnified Parties and their

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respective affiliates, directors, officers, agents, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the Indemnified Party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party and its affiliates, directors, officers, agents, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnified Parties or their respective affiliates, directors, officers, agents, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(v)        If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an Indemnified Party under subsection (i), (ii) or (iii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (iv) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the Fee received by the Underwriters, as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (v) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (v). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (v) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (v), each Underwriter shall not be required to contribute any amount in excess of the amount by which the portion of the Fee received by such Underwriter as provided in the agreement among the underwriters exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (v) to contribute are several in proportion to their respective obligations and not joint.

9.           Termination.

(i)          The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Representative, without liability on the part of the Underwriters to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the

18

Representative: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted or, in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission; (d) trading generally on the New York Stock Exchange, Inc., NYSE MKT or Nasdaq has been suspended or materially limited, minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission, FINRA or any other government or regulatory authority; (e) a banking moratorium has been declared by any state or U.S. federal authority; (f) the Company shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, other than by reason of a default by the Underwriters; (g) any condition to the Underwriters’ obligations is not fulfilled in any material respect (except to the extent the Underwriters shall have waived such condition); or (h) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(ii)         Insufficient Funds.  The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given to the Escrow Agent as determined prior to the close of business on the date scheduled for receipt of the Funds, that at least the Minimum Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

(iii)        If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof.

10.         Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, 122 East 42nd Street, 4th Floor, New York, NY 10168, Attention: Peter Sidoti, with copies to Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019, Attention: Anna T. Pinedo, Esq., or (ii) if to the Underwriters, at the office of W.R. Hambrecht + Co., LLC, 909 Montgomery Street, Third Floor, San Francisco, California 94133, Attention: John Hullar, with copies to Rimon PC, One Embarcadero Center, Suite 400, San Francisco, California 94111, Attention: Mark R. Diamond, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11.         Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and its Subsidiaries and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or its Subsidiaries, any of the officers or directors of the Company or its Subsidiaries, the Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12.         Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution provisions contained in Sections 8(i) and (iii) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriters and any person or persons who control the Underwriters within the meaning of Section 15 of the

19

Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution provisions contained in Sections 8(ii) and (iii) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

13.         Representative.  The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.         Acknowledgement.  The Company acknowledges and agrees that (i) each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering and the sale of Shares contemplated hereby; (ii)  the Underwriters have been retained solely to act as placement agents in connection with the sale of Shares and that no fiduciary, advisory or other agency relationship between the Company or its Subsidiaries and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (iii) neither the Representative nor any of the other Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is advising the Company on other matters). The Company has conferred with its own advisers concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto. The Company acknowledges that the Underwriters and their affiliates are engaged in a broad range of securities and financial services and that they or their affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transactions or the process leading thereto.

15.         Applicable Law.  The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

16.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.         Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter. Each of the parties acknowledges that no other party or its agent or attorney has made any promise, representation or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce such party to execute or authorize the execution of this Agreement and acknowledges that such party has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty not contained herein.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof and, upon the acceptance hereof by you on behalf of each of the Underwriters, this Agreement shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SIDOTI & COMPANY, INC.

By:
Name:
Title:

Accepted as of the date hereof:

W.R. HAMBRECHT + CO., LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Underwriting Agreement – Signature Page]

SCHEDULE 1

UNDERWRITERS

Name
WR Hambrecht + Co., LLC Sidoti & Company, LLC

S-1

SCHEDULE 2

ISSUER FREE WRITING PROSPECTUSES

1.	[ ]

S-2

SCHEDULE 3

PRICING INFORMATION

S-3

SCHEDULE 4

Written Testing-the-Waters Communication

1.	[Investor Presentation of Issuer, Inc. dated [ ˜ ], 2015]

S-4

SCHEDULE 5

LOCK-UP PARTIES

Peter T. Sidoti

Ann Sidoti

Sidoti Family Trust

Marie Conway

Andrea Martens

Gary Jacobs

Daniel Smith

Seymour G. Siegel

Dr. Michael R. Cunningham

John M. Gibbons

Lalishwar Ramgopal

David Gold
[Participants to be added]

S-5

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

A-1